As filed with the Securities and Exchange Commission on January 6, 2011

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DYNAVAX TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0728374
(State of Incorporation)	(I.R.S. Employer Identification Number)

2929 Seventh Street, Suite 100

Berkeley, CA 94710

(510) 848-5100

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

2004 Employee Stock Purchase Plan

2011 Equity Incentive Plan

(Full Title of the Plan)

Jennifer Lew

Vice President, Finance

Dynavax Technologies Corporation

2929 Seventh Street, Suite 100

Berkeley, CA 94710

(510) 848-5100

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Glen Y. Sato, Esq.

Cooley LLP

3175 Hanover St.

Palo Alto, CA 94306

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.001 par value per share under the Dynavax Technologies Corporation 2011 Equity Incentive Plan (“Stock Plan”)	15,000,000	$3.135	$47,025,000	$5,459.60
Common Stock, $0.001 par value per share under the Dynavax Technologies Corporation 2004 Employee Stock Purchase Plan (“Purchase Plan”)(4)	250,000	$3.135	$783,750	$90.99
Total	15,250,000	$3.135	$47,808,750	$5,550.59

(1)	The securities to be registered include options and rights to acquire the common stock of Dynavax Technologies Corporation.
(2)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(3)	Represents the average of the high $3.20 and low $3.07 prices of the Common Stock on January 3, 2011, and is set forth solely for the purpose of calculating the filing fee pursuant to Rule 457(h) and is used only for shares without a fixed exercise price. None of such shares have been issued or are subject to outstanding options.
(4)	Represents an increase in the number of shares of common stock of the Registrant reserved for issuance under the Purchase Plan pursuant to an evergreen provision contained therein.

EXHIBIT 5.1

EXHIBIT 23.1

EXHIBIT 23.2

EXHIBIT 99.1

EXHIBIT 99.2

EXHIBIT 99.3

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference:

(a) Registration Statement No. 333-113220 on Form S-8, filed with the Securities and Exchange Commission on March 2, 2004, which registered 250,000 shares of common stock of Dynavax Technologies Corporation (the “Company”) with respect to the 2004 Employee Stock Purchase Plan, for which a registration fee was paid with the filing of such Registration Statement;

(b) Registration Statement No. 333-136345 on Form S-8, filed with the Securities and Exchange Commission on August 4, 2006, which registered 246,000 shares of common stock of the Company with respect to the 2004 Employee Stock Purchase Plan, for which a registration fee was paid with the filing of such Registration Statement; and

(c) Registration Statement No. 333-164255 on Form S-8, filed with the Securities and Exchange Commission on January 8, 2010, which registered 250,000 shares of common stock of the Company with respect to the 2004 Employee Stock Purchase Plan, for which a registration fee was paid with the filing of such Registration Statement.

Item 1.	Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the Company’s 2011 Equity Incentive Plan (the “Stock Plan”), pursuant to Rule 428(b)(1) of the Securities Act. The purpose of the Stock Plan is to provide an aggregate of up to 15,000,000 shares of the Company’s common stock to both existing and new employees or directors of the Company. The Stock Plan is administered by the Company’s Board of Directors (the “Board”), or a designated committee of the Board, and has a term of ten (10) years unless earlier terminated by the Board. Amendments to the Stock Plan are at the discretion of the Board, subject to stockholder approval if required by applicable law, rule or regulation. The Stock Plan is not a “Retirement Plan” or a “Welfare Plan” under the Employee Income Security Act of 1974, as amended. For additional information about the Stock Plan and its administrators, direct any requests for documents to Jennifer Lew, Vice President, Finance, 2929 Seventh Street, Suite 100, Berkeley, CA 94710-2753, (510) 848-5100.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the Stock Plan, pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010;

2.	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009 from our Definitive Proxy Statement on Form 14A for our 2010 Annual Meeting of Stockholders, filed with the SEC on March 26, 2010;

3.	Our Quarterly Reports on Form 10-Q for the period ended March 31, 2010, filed with the SEC on May 10, 2010, for the period ended June 30, 2010, filed with the SEC on August 2, 2010 and for the period ended September 30, 2010, filed with the SEC on November 5, 2010;

4.	Our Current Reports on Form 8-K filed with the SEC on January 4, 2010, January 26, 2010, February 8, 2010, February 17, 2010, February 18, 2010, February 25, 2010, March 16, 2010 (except Item 2.02), March 25, 2010, April 6, 2010, April 13, 2010, April 15, 2010, April 22, 2010, April 26, 2010, April 27, 2010, May 6, 2010 (except Item 2.02), May 14, 2010, May 26, 2010, May 27, 2010, June 16, 2010, July 7, 2010, July 22, 2010, July 27, 2010, August 2, 2010 (except Item 2.02), August 13, 2010, August 27, 2010, September 20, 2010, September 24, 2010, September 28, 2010, October 4, 2010, October 13, 2010, October 27, 2010 (except Item 2.02), October 28, 2010, November 8, 2010 (except Item 2.02), November 23, 2010, December 7, 2010, December 23, 2010, and January 5, 2011; and

5.	The description of our common stock set forth in Registration Statement on Form S-1 (Registration No. 333-109965) filed with the SEC on February 5, 2004, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act. The Registrant’s Bylaws also provide for mandatory indemnification of its directors and executive officers, to the fullest extent permissible under Delaware law.

The Registrant’s Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable to the company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for (a) any breach of their duty of loyalty to the company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions or (d) any transaction from which the directors derived an improper personal benefit. The Certificate of Incorporation also provides that the Registrant shall indemnify any director or officer to the maximum extent provided by Delaware law, and that such right of indemnification shall continue as to a person who has ceased to be a director or officer of the Registrant. Responsibility for determinations with respect to such indemnification will be made by the Board of Directors.

In addition the Registrant has entered into indemnity agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, including attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has obtained a policy of directors’ and officers’ liability insurance that insures the Registrant’s directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 8.	Exhibits.

3.1(1)	Sixth Amended and Restated Certificate of Incorporation

3.2(2)	Amended and Restated Bylaws

3.3(3)	Form of Certificate of Designation of Series A Junior Participating Preferred Stock

3.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4

4.2(5)	Registration Rights Agreement

4.3(5)	Form of Warrant

4.4(6)	Form of Specimen Common Stock Certificate

4.5(3)	Rights Agreement dated as of November 5, 2008, by and between the Company and Mellon Investor Services LLC

4.6(3)	Form of Rights Certificate

4.7(7)	Form of Restricted Stock Unit Award Agreement

4.8(8)	Form of Amended Warrant

4.9(9)	Form of Warrant

4.10(10)	Registration Rights Agreement dated as of September 20, 2010, by and between the Company and Aspire Capital Fund, LLC.

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (see Signature Page)

99.1	2011 Equity Incentive Plan

99.2	Form of Restricted Stock Unit Award Notice and Agreement used in connection with the 2011 Equity Incentive Plan

99.3	Form of Option Notice and Agreement used in connection with the 2011 Equity Incentive Plan

(1)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Amendment No. 4 to Registration Statement on Form S-1/A, as filed with the SEC on February 5, 2004 (Commission File No. 000-50577).
(2)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (Commission File No. 000-50577), as filed with the SEC on November 14, 2005.
(3)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Current Report on Form 8-K, as filed with the SEC on November 6, 2008.

(4)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Current Report on Form 8-K, as filed with the SEC on January 5, 2011.
(5)	Incorporated by reference to Dynavax Technologies Corporation’s Registration Statement (File No. 333-145836) on Form S-3 filed on August 31, 2007.
(6)	Incorporated by reference to Dynavax Technologies Corporation’s Registration Statement (File No. 333-109965) on Form S-1 filed on January 16, 2004.
(7)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 6, 2009.
(8)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 16, 2010.
(9)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Current Report on Form 8-K, as filed with the SEC on April 13, 2010.
(10)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Current Report on Form 8-K, as filed with the SEC on September 20, 2010.

Item 9.	Undertakings.

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Dynavax Technologies Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on January 5, 2011.

DYNAVAX TECHNOLOGIES CORPORATION

By:	/S/ DINO DINA
Dino Dina, M.D.
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dino Dina, M.D., J. Tyler Martin, Michael Ostrach, and Jennifer Lew, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ DINO DINA Dino Dina, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	January 5, 2011

/S/ JENNIFER LEW Jennifer Lew	Vice President, Finance (Principal Financial and Accounting Officer)	January 5, 2011

/S/ ARNOLD L. ORONSKY Arnold L. Oronsky, Ph.D.	Director	January 5, 2011

/S/ DENNIS A. CARSON Dennis A. Carson, M.D.	Director	January 5, 2011

/S/ FRANCIS R. CANO Francis R. Cano, Ph.D.	Director	January 5, 2011

/S/ DENISE M. GILBERT Denise M. Gilbert, Ph.D.	Director	January 5, 2011

/S/ MARK KESSEL Mark Kessel	Director	January 5, 2011

Signature	Title	Date

/S/ DANIEL L. KISNER Daniel L. Kisner, M.D.	Director	January 5, 2011

/S/ J. TYLER MARTIN J. Tyler Martin, M.D.	Director	January 5, 2011

/S/ PEGGY V. PHILLIPS Peggy V. Phillips	Director	January 5, 2011

/S/ STANLEY A. PLOTKIN Stanley A. Plotkin, M.D.	Director	January 5, 2011

INDEX TO EXHIBITS

3.1(1)	Sixth Amended and Restated Certificate of Incorporation

3.2(2)	Amended and Restated Bylaws

3.3(3)	Form of Certificate of Designation of Series A Junior Participating Preferred Stock

3.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3 and 3.4

4.2(5)	Registration Rights Agreement

4.3(5)	Form of Warrant

4.4(6)	Form of Specimen Common Stock Certificate

4.5(3)	Rights Agreement dated as of November 5, 2008, by and between the Company and Mellon Investor Services LLC

4.6(3)	Form of Rights Certificate

4.7(7)	Form of Restricted Stock Unit Award Agreement

4.8(8)	Form of Amended Warrant

4.9(9)	Form of Warrant

4.10(10)	Registration Rights Agreement dated as of September 20, 2010, by and between the Company and Aspire Capital Fund, LLC

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (see Signature Page)

99.1	2011 Equity Incentive Plan

99.2	Form of Restricted Stock Unit Award Notice and Agreement used in connection with the 2011 Equity Incentive Plan

99.3	Form of Option Notice and Agreement used in connection with the 2011 Equity Incentive Plan

(1)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Amendment No. 4 to Registration Statement on Form S-1/A, as filed with the SEC on February 5, 2004 (Commission File No. 000-50577).
(2)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (Commission File No. 000-50577), as filed with the SEC on November 14, 2005.
(3)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Current Report on Form 8-K, as filed with the SEC on November 6, 2008.

(4)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Current Report on Form 8-K, as filed with the SEC on January 5, 2011.
(5)	Incorporated by reference to Dynavax Technologies Corporation’s Registration Statement (File No. 333-145836) on Form S-3 filed on August 31, 2007.
(6)	Incorporated by reference to Dynavax Technologies Corporation’s Registration Statement (File No. 333-109965) on Form S-1 filed on January 16, 2004.
(7)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 6, 2009.
(8)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 16, 2010.
(9)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Current Report on Form 8-K, as filed with the SEC on April 13, 2010.
(10)	Incorporated by reference from such document filed with the SEC as an exhibit to Dynavax’s Current Report on Form 8-K, as filed with the SEC on September 20, 2010.